Exhibit No. 2
Form 8-K
CirTran Corporation
File No. 33-13674-LA

                 CERTIFICATE OF AMENDMENT TO THE
                    ARTICLES OF INCORPORATION
                    VERMILLION VENTURES, INC.
        (Changing its name herein to CirTran Corporation)

      The following certificate of amendment to the articles of incorporation of VERMILLION VENTURES, INC., is adopted pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes. We, the undersigned, as president and secretary of said Corporation, do hereby certify:

       ARTICLE  1.      That  the  board  of  directors  of   the
Corporation  duly  adopted on July 6, 2000,  in  accordance  with
Section 78.315 of the Nevada Revised Statutes, resolutions to amend the articles of incorporation as follows:

     (a) The Articles of Incorporation are hereby amended by striking Article I in its entirety and replacing therefor:

                            ARTICLE I

                         CORPORATE NAME

               The name of the Corporation is:

                       CirTran Corporation

     (b)   The  Articles of Incorporation are hereby  amended  by
     adding    the    following   paragraph   to   Article    IV.
     CAPITALIZATION:

                The Corporation elects not to be governed by  the
          terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an
          interested   stockholder  occurring   prior   to   such
          amendment or repeal.

     (c) The Articles of Incorporation are hereby amended by adding the following paragraph to Article VII. DIRECTORS:

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                A  director  or officer of the Corporation  shall
          have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

     ARTICLE 2. That the foregoing amendments to the Articles of Incorporation were duly adopted by a majority consent of the stockholders of the Corporation dated July 6, 2000, pursuant to
Section 78.320 of the Nevada Revised Statutes; as of July 6, 2000, the date of the majority consent, the number of shares of the Corporation issued and outstanding and entitled to vote on the foregoing amendments to the Articles of Incorporation without distinction as to class was 10,143,567 shares of common stock; and, stockholders of the Corporation holding 9,200,000 shares of common stock, which is greater than a majority of the 10,143,567 issued and outstanding shares, executed the majority consent.

     DATED this 11th day of July, 2000.

ATTEST                                 VERMILLION VENTURES, INC.

/s/  Iehab  J.  Hawatmeh, Secretary    By /s/  Iehab  J. Hawatmeh, President

STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

      I, Lori McGee, a notary public, hereby certify that on the 11th day of July, 2000, appeared before me Iehab J. Hawatmeh, personally known to me to be the president and secretary of Vermillion Ventures, Inc., and, who being by me first duly sworn, severally declared and acknowledged that he is the person who signed the foregoing document as the president and secretary of the afore-mentioned corporation and that the statements therein contained are true.


                                   /s/  NOTARY PUBLIC

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                    ARTICLES OF INCORPORATION

                               OF

                    VERMILLION VENTURES, INC.

      I,  THE UNDERSIGNED, natural person, acting as incorporator
of   a  Corporation  under  Nevada's  General  Corporations   Law
(hereinafter called the Act), adopt the following Articles of Incorporation for such Corporation.

                            ARTICLE I

                         CORPORATE NAME

     The name of the Corporation is:

                    VERMILLION VENTURES, INC.

                           ARTICLE II

                     DURATION OF CORPORATION

     The duration of this corporation is "perpetual".

                           ARTICLE III

                       CORPORATE PURPOSES

     The purpose for which this corporation is organized is to do all things and engage in all lawful transactions which a corporation under the laws of the State of Nevada night do or engage in.

                           ARTICLE IV

                         CAPITALIZATION

      The aggregate number of shares which this Corporation shall have authority to issue is 500,000,000 Common Shares having a par value of $.001 per share. Each share of stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of the shareholders. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. The capital stock of the Corporation shall be issued as fully paid, and the private property of the shareholders shall not be liable for the debts, obligations or liabilities of the Corporation. Fully paid stock of this Corporation shall not be liable to any further call or assessment.

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                            ARTICLE V

                          VOTING RIGHTS

      At every meeting of the shareholders, every holder of the Common Stock shall be entitled to one (1) vote for each share of Common Stock registered in his name on the stock transfer books of the Corporation except in the extent that the voting rights of the shares are limited or denied by the Act. At each election for Directors, every such holder of the Common Stock shall have the right to vote, in person or by proxy, the number of shares owned by him for each Director to be elected and for whose election he has a right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

                           ARTICLE VI

                   PRINCIPAL OFFICE AND AGENT

      The address of this Corporation's initial registered office and name of its original registered agent at such address is:

     Gateway Enterprises, Inc.
     2050 Ellis Way
     Elko County
     Elko, Nevada

                           ARTICLE VII

                            DIRECTORS

      The Board of Directors shall consist of not less than three
(3) members. The Board of Directors may from time to time determine the number of Board members. The names and addresses of persons who are to serve as Directors until the first meeting of the stockholders, or until their successors be elected and qualify are:

     Brian L. Johnson
     1860 Oakmead Drive #11
     Concord, CA 94520

     Kari B. Rojas
     5472 F RoundTree Plaza
     Concord, CA 94521

     Racine Linville
     325 West 100 North Circle #1B
     American Fork, Utah 84003

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                          ARTICLE VIII

                          INCORPORATOR

     The name and address of the Incorporator is:

     Racine Linville
     325 West 100 North Circle #1B
     American Fork, Utah 84003

                           ARTICLE IX

                   PREEMPTIVE RIGHTS ABOLISHED

     Shareholders shall have no preemptive rights.

     DATED this 16th day of March, 1987.

                                   /s/ Racine Linville, Incorporator

STATE OF UTAH  )
               )ss.
COUNTY OF UTAH )

      I, THE UNDERSIGNED, a Notary Public, hereby certify that Racine Linville personally appeared before me, who being by me first duly sworn severally declared that she is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

     DATED this 16th day of March, 1987.

                                   /s/ Notary Public

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